Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Trinity Capital Corporation, a New Mexico corporation (“Trinity”), for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William C. Enloe, as President and Chief Executive Officer of Trinity, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trinity.

/s/ William C. Enloe
William C. Enloe
President and Chief Executive Officer
November 9, 2011